REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MAY 29, 2024 / 12:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Mohit Gupta Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP, COO & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Alexandra Ann Straton Morgan Stanley, Research Division - America Equity Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kelly Crago Citigroup Inc., Research Division - VP Marni Shapiro The Retail Tracker - Co-Founder Matthew Robert Boss JPMorgan Chase & Co, Research Division - MD & Senior Analyst Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst P R E S E N T A T I O N Operator Good day, and thank you for standing by. Welcome to the Abercrombie & Fitch Fourth Quarter Fiscal Year 2023 Earnings Call. Today's conference is being recorded. (Operator Instructions) I would now like to hand the conference over to Mo Gupta. Please go ahead. Mohit Gupta Thank you. Good morning, and welcome to our first quarter 2024 earnings call. Joining me are Fran Horowitz, Chief Executive Officer and Scott Lipesky, Chief Financial Officer and Chief Operating Officer. Earlier this morning, we issued our first quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Keep in mind that we will make certain forward-looking statements on the call. These statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. These factors and uncertainties are discussed in our reports and filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and reconciliations of GAAP to adjusted non-GAAP financial measures are included in the release and investor presentation issued earlier this morning. Finally, references to Abercrombie Brands include Abercrombie & Fitch and abercrombie kids, and references to Hollister brands includes Hollister and Gilly Hicks. With that, I'll turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Mo. Good morning, and thank you for joining us to discuss what has been a very busy and productive start to 2024. And I'm happy to report that our sales trend remained strong throughout the first quarter, exceeding the expectations we provided in early March. Net sales of $1 billion and operating income of $130 million were both the best first quarter results in the history of the company. First quarter sales grew 22% year-over-year with broad-based growth across regions, brands and direct channels. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

I'm also pleased to share that women's and men's divisions grew across our brand families in the quarter. We entered the year in a clean inventory position and maintained that discipline through Q1. Allowing for fewer promotions, which contributed to gross profit rate improvement. With a strong top line and improved gross profit rate, we achieved a 12.7% operating margin for the quarter, while also funding strategic investments across marketing, digital and technology and global expansion. These are simply outstanding results, adding yet another proof point of our global team's ability to execute at the highest standard. Always looking forward, we are laser-focused on showing continued growth through 2024, which is reflected in our increased full year net sales growth and operating margin outlook. Before I dive deeper into the first quarter, I'd like to zoom out and share more context on where we are in our journey. Fiscal 2023 was a defining year for our company. We delivered 16% revenue growth and operating margin over 11%. These results would not have been possible without the hard work and dedication of our team to transform our operating model and our playbook. While there is no finish line, we have developed an extensive global platform to support our brands leveraging strong inventory discipline and agile chase capabilities. We have further strengthened our operations by building our teams and modernizing our capabilities across digital and technology, stores and data analytics. We've leveraged these strengths to support and grow our global brands through 2023, while also improving the gross profit rate on reduced promotions and clearance selling. We further defined what each of our brands stand for and the customers they serve, presenting a significant global addressable market opportunity they are capitalizing on with relevant assortments and compelling brand voice. Both brand families are contributing nicely to our business results while expanding our customer base to increase marketing spend and improved omnichannel customer experience. Abercrombie Brands issued a double-digit net sales growth CAGR from 2019 and Hollister Brands returned to growth in 2023 in the midst of a challenging teen apparel environment. We entered 2024 with momentum and the objective of producing sustainable, profitable growth. We believe we have the pieces in place to deliver global brand growth this year, and our first quarter results are further evidence that we are off to a strong start. Diving into those results. We saw great progress across regions in Q1. Starting with the Americas business, which continued to show strength of 23% net sales growth. Outside of the Americas, I am proud of how our teams are executing in EMEA and APAC. In EMEA, we delivered 19% net sales growth led by U.K. and Germany. Our teams continue to localize our assortments and operations, and we've made strategic investments in marketing to drive brand awareness in these 2 key EMEA markets. We saw great digital engagement and conversion from new marketing campaigns, along with the benefit of new store experiences, particularly in Greater London. In APAC, we saw similar themes play out with 10% net sales growth led by China. We believe we have more runway ahead in both regions, and the first quarter was another proof point that our playbook is working. Shifting to the brand side and continuing the theme of broad-based growth. Both brand families delivered double-digit net sales growth. Abercrombie Brand's momentum continued, growing 31% on top of 14% growth in the first quarter of 2023. Both women's and men's contributed nicely to this result, showing balanced growth across categories. Both AUR and units continue to contribute nicely to growth. With AUR, improvement coming from category and style mix as well as reduced promotions. Customer acquisition remains a key focus for the brand, and we increased global marketing investments year-over-year to help build community and brand affinity. Abercrombie's results this quarter were driven in part by our continued focus on building and growing concepts within the brand to speak to customers' needs in a relevant authentic way. This quarter, we launched the Wedding Shop. A curated set of dresses and other apparel to outfit our customers from bachelorette parties to honeymoons to the big day itself. The Wedding Shop is a successful extension of our best dressed guest collection, which has been a part of the assortment for a few years. We led The Wedding Shop with a mix of styles, including new fashion items while also showcasing product that has performed and grown over several seasons. Congratulations to our team on a great initial reception. I'm excited by the continued opportunities for The Wedding Shop as we approach peak wedding season this summer and into the fall. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

At Hollister, we saw progress with both women's and men's contributing to the 12% first quarter sales growth an acceleration from the 9% we saw in the fourth quarter of 2023. The men's division returned to growth, led by fleece tops and bottoms as well as pants, which all did well throughout the quarter. Women's contributed nicely to the growth acceleration with balance across categories. We increased Hollister marketing in the back half of 2023, and we also increased year-over-year investment this quarter. We saw improved traffic trends across both stores and digital channels, which helped show teen customers the changes we have made to the assortment. Importantly, the Hollister team continue to seek opportunities to reduce discounts and promotions while tightly managing inventory levels, further supporting AUR and gross profit rate expansion in the quarter, a really great effort on all fronts. And we enter the second quarter with inventory flexibility and momentum as we build to the back-to-school season later in the quarter. Across brands, regions and genders, we had an outstanding start to the year carrying great momentum from 2023 to produce record first quarter results. We did this while also investing globally to attract and retain our target customers, further strengthening our brand portfolio. Our team remains focused on following up a defining fiscal 2023, leveraging the power of our brands and operating model to deliver sustainable long-term growth and profitability. After an impressive record-setting first quarter and a strong start to Q2 across regions and brands, we have a high degree of confidence that we can accomplish our 2024 goals while also building and investing in the tools, technology and people to realize the long-term ambitions we've previously shared. And with that, I'll hand it over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Thanks, Fran. I'd like to thank our global teams for their continued strong execution throughout the first quarter, helping to drive record first quarter net sales and operating income. For the quarter, total net sales of $1 billion were up 22% compared to last year with growth across regions and brands. This is the first time in the history of the company, we have delivered sales of $1 billion in the first quarter. On a reported basis, we saw a 120 basis point benefit from the calendar shift from the 53rd week in 2023. Comparable sales growth for the quarter was 21%. By channel, we saw double-digit growth in both stores and digital. On a regional basis, we delivered double-digit growth in each region. Net sales grew 23% in the Americas, 19% in EMEA and 10% in APAC. On a comp basis, sales grew 21% in the Americas, 23% in EMEA and 22% in APAC. In the Americas, we saw balanced growth across markets. In EMEA, the growth was driven by the U.K. and Germany, 2 markets where we are accelerating our increasingly localized marketing efforts. In APAC, growth was driven by China. In APAC, we saw a larger spread from comps to net sales growth, which was primarily driven by foreign currency and a few store closures. From a brand perspective, Abercrombie Brands delivered another stellar quarter of growth at 31% and while Hollister brands grew 12%. On a comp basis, Abercrombie grew 29% and Hollister grew 13%. Taking a look at gross profits. We delivered record first quarter gross profit dollars, driven by both a strong top line and a healthy gross profit rate. The gross profit rate for the quarter was 66.4% up 540 basis points compared to the 61% rate in 2023. We saw year-over-year benefits from lower cotton costs and slightly lower freight costs. We also saw benefits from lower discounts and clearance selling across brands on continued strong inventory management. We leveraged our chase capabilities across brands during the quarter, and each brand was in a position to chase entering the second quarter. Moving on to expenses. Operating expense, excluding other operating income, was $550 million for the quarter compared to adjusted operating expense of $474 million last year. On top of higher variable expenses on strong sales growth, the year-over-year increase was driven by inflation and increased investments in marketing, digital and technology and people. For marketing, the first quarter spend was around 5% of sales compared to around 4% in the first quarter of last year. As a reminder, we pulled back on Hollister marketing last year as we worked through our assortment and brand projection evolution. Even after these investments, we delivered solid expense leverage with operating expenses as a percentage of sales of 53.8% compared to 57.3% last year. Operating income was $130 million or 12.7% of sales compared to adjusted operating income of $38 million or 4.6% of sales last year. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

Net income per diluted share was $2.14 compared to adjusted net income per diluted share of $0.39 last year. This quarter, we've introduced an additional performance measure of non-GAAP EBITDA to our results. For Q1, EBITDA totaled $168 million or 16% of sales compared to adjusted EBITDA of $74 million or 9% of sales last year. Please refer to our press release for disclosures on EBITDA, adjusted EBITDA and other non-GAAP metrics. On the balance sheet, we ended the quarter with cash of $864 million and liquidity of approximately $1.2 billion. We delivered operating cash flow of $95 million and had $39 million of capital expenditures. We repurchased $15 million worth of shares, ending the quarter with $217 million remaining on our current share repurchase authorization. We also purchased $9 million of senior secured notes at par value on the open market, ending the quarter with $214 million of notes outstanding. In the second quarter, we will continue to focus on debt and share repurchases as the primary options to put excess cash to work pending business performance, share price and our ability to increase investments in the business. For share repurchases, we continue to expect to buy back shares to offset dilution from stock compensation at a minimum. On the store fleet, we ended the first quarter with 753 stores. During the quarter, we opened one new store, remodeled 13 stores and closed 13 stores. For the full year, we have updated and increased our store investment plan to deliver approximately 60 new stores, 65 remodels and rightsizes and 40 closures. Moving on to our expectations for the rest of fiscal 2024. From a total company perspective, we had a strong start to the year, delivering record Q1 results. As we said last quarter, we believe we are executing well in those areas in our control across product, voice and experience. For the second quarter, we expect net sales growth in the mid-teens compared to the second quarter 2023 level of $935 million. This expectation includes a year-over-year benefit of around $30 million or 320 basis points for the quarter due to the calendar shift from the 53rd week in 2023 as we pick up a peak back-to-school week in Q2 this year compared to Q3 last year. We expect growth across regions and brands and a slight adverse impact from foreign currency. We expect operating margin to be in the range of 13% to 14% compared to 9.6% in 2023. We expect the year-over-year operating margin improvement to be primarily driven by a higher gross profit rate on continued year-over-year cotton benefits and some AUR growth, combined with modest operating expense leverage. And we expect an effective tax rate in the mid-20s with the rate being sensitive to the jurisdictional mix and level of income. For the full year, we are increasing our expectations primarily based on the actual results from the first quarter and the outlook for the second quarter. We are leaving the back half outlook consistent with the levels implied in the outlook given in March. We expect net sales growth of around 10% from the 2023 level of approximately $4.3 billion, an increase from the previous outlook of up 4% to 6%. This outlook continues to include an adverse impact of around $50 million from the loss of the 53rd week in 2023. We also expect the growth rate to be higher in the first half of the year, partially due to the calendar shifts from the 53rd week in 2023 and the loss of the 53rd week in the fourth quarter of 2024 compared to 2023. We've included a table in the press release to provide more detail on expected sales and comparative growth impacts by quarter and for the full year. For operating margin, we expect to be around 14%, an increase in the previous outlook of around 12%. We expect the year-over-year improvement to be driven primarily by gross profit rate expansion from the combination of lower cotton costs and AUR expansion on lower promotions and clearance selling slightly offset by higher freight costs. Based on the updated first half expectations, we also now expect some full year expense leverage that will contribute to operating margin. We expect to continue to use our Agile funding process to find ways to increase investments over the remainder of the year. We expect an effective tax rate in the mid- to high 20s and capital expenditures of approximately $170 million. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

To close it out, there was another quarter of progress as we delivered strong financial results, managed inventory well and continue to strengthen the foundation of our company. We have plenty of hard work ahead, but we believe each of our brands is in a position to deliver for our customers in the summer selling season, keeping us on track to deliver sustainable, profitable growth this year. Operator, we are now ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And our first question comes from Dana Telsey of Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer Congratulations on the terrific results. Fran, as you think about the merchandise assortment for each of the brands, key drivers for men and women, did you see men improve? What are you seeing from women? How is the denim impact? And then, Scott, as you think about the drivers of gross margin, what was the AUR uptick in the first quarter? How are you thinking of it going forward in addition to the benefit from any lower freight and raw material costs? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Dana, so I'll kick off on the first one. It was a pretty incredible quarter. So super excited to have reported a record quarter for us. And what's great about it is that it was very balanced and driven across both brands across genders, channels, regions, et cetera. So what we did see was a very balanced growth by category. The probably biggest standout I would talk about would be Abercrombie women's dresses. The launch of this Wedding Shop has clearly exceeded our expectations from the beginning. And the wedding season hasn't even technically started yet, right? We got out ahead of that and got that in early. The men's Abercrombie business also a very strong, big contributor . We are super excited to see the Guys Hollister business returned positive comps that helped drive that acceleration in total to up 12. In denim, specifically, we are seeing some new trends happening in denim, which is exciting. The rise is actually going back down a little bit. So this low-rise baggy is coming in pretty strong. Wide-leg jeans are happening. But the biggest lesson that we learned from COVID and the word that everybody knows on campus I love, which is balance. So denim is very important to our business. It always has been, but striking a balance on our assortments is most important. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Dana, I'll pick up the gross margin side. So yes, nice gross margin performance in Q1, so up around 540 basis points to last year. A couple of factors, and we talked about the cotton we're finally there. It's been a couple of years. We've been talking about that cotton drag. We've gotten to the good side of it. So that was a nice pickup here in Q1. And then we did see some AUR benefit in Q1. And it came from reduced promotions as well as less clearance selling. Obviously, with the top line results, strong above our expectations. We are chasing throughout the quarter, a good place to be. So we were able to pull back on some promotions and then reduce that clearance selling. Thinking about the go forward, expect cotton to be a benefit here again in Q2 and then just kind of moderate in the back half. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

Thinking about freight specifically, a little bit of a help in Q1. That will flip to a little bit of a [hurt], I think, Q2 through the end of the year. We've seen those rates pick up a little bit more recently. On the ocean side, and then we're keeping our eyes on the air rates. So a little bit of friction coming there. All that said, expect to see that gross profit rate expansion this year, and that will be kind of a key driver of our operating margin expansion that we put out there, that 14% versus that 9.6% last year. Operator And our next question will be coming from Matthew Boss of JPMorgan. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD & Senior Analyst Congrats on another nice quarter. So 2-part question. Fran, could you elaborate on drivers of the same-store sales acceleration that you're seeing at Hollister across men's as well as women's. And any change in current business momentum across the organization? And then, Scott, just maybe relative to 2024 operating margin guide of 14%. What do you see as the right long-term margin target for the business? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Matt, I'll kick off. So Hollister, we were super excited to see the men's business turn around a bit faster than we had anticipated. I mean we've been as you know, working hard on testing and chasing and reading into that business. We've seen a lot of success in the bottoms business over the past several quarters. And I would say this season, the biggest accelerator were the tops businesses. Excited to see that there's a proportion happening and changing a bit in guys. They're wearing these baggier jeans that involve looser tops different proportions. So that was probably the biggest change in the accelerator. But overall, Hollister and Abercrombie, nice success across the genders in a pretty well-balanced category business. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Matt, on the operating margin, yes, so great to put that 14% out here for the year, up from the 12% original outlook. Really nice growth in the first quarter, seeing that growth continue into the second quarter here. Not talking about long term at this point. We've talked back in our Investor Day about getting to that double-digit operating margin, that's been proven by some of our peers in the industry, we're there, which is exciting. But right now, we've been focused, 2024 is about sustainable profitable growth. And so far, so good. As we've come through the first quarter and into the second quarter, and that's our focus right now. We'll talk a little bit more about the long term in the future. Operator And our next question will be coming from Marni Shapiro of the Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Congratulations. Could you talk a little bit about the marketing side? You've done an exceptional job on the Abercrombie side as the brand is coming back to strength and continues to put growth on top of growth. Now that Hollister on solid ground, will you follow that same kind of path, even though it's a younger customer. Could you talk a little bit about what that could look like and what the spend will look like over the next couple of months? 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So what's exciting about our current marketing spend is that we're actually with the strength of the brands able to spend that marketing over the bottom middle and top of funnel. So to your point, it was a build in Abercrombie over the years, starting in the bottom in the middle and now doing lots of top of funnel to make sure that we acquire those customers. We will follow that same pattern for Hollister. We've started to reinvest, as we mentioned earlier in the script today. Just last week, we had a terrific top-of-funnel event for Hollister, a Festival that we did at one of the schools out in California to really bring brand awareness. So we will definitely follow a similar playbook, but one that is focused on the teen consumer. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Marni, as we think about spend over the next few months, same story. We like this 5% of sales. It's something we talked about here for a couple of years. The great thing is with the top line growing, that 5% equals more dollars. So we're putting more dollars to work. It is good to see Hollister kind of turn that back on. We slowed that marketing a little bit in the front half last year as we were getting that assortment right and getting that brand projection right. We feel both of those things are in a good place. So we're continuing to accelerate that Hollister marketing like Fran said up and down the funnel, which is great. you can drive the business short term, but you also want to drive that business long term, and we're super focused on customer acquisition and getting people into our brands. We love our offering at this point. So we'll continue to get that spend around that 5% and find more customers. Operator Our next question will be coming from Alex Straton of Morgan Stanley. Alexandra Ann Straton - Morgan Stanley, Research Division - America Equity Analyst Great. Just a couple here. One, just on the full year sales guidance raise, it looks like you guys have a pretty big back half slowdown built in. Is that just a function of compares? Or can you talk to us about the rationale there? And then secondly, just on Asia Pac, can you just elaborate on what you're seeing there for the brand in that geography as well as your view on the consumer there. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Let's -- Go ahead, Scott. Let's kick off with that. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes, I'll go with the first one. So let's talk about the full year guide. Yes. So obviously, a strong start to Q1. It was amazing to deliver $1 billion in revenue for the Q1. We've never done that as a company. So really nice to see better balance across the quarters for the year. So super exciting start, good start to Q2 here. And then thinking about Q2, it's more back weighted. We'll see that build in the back half of the quarter for Hollister and Kids. So tons to learn as we go through the next couple of months into that build. And so as we think about the back half, sitting here today, there's still a lot of uncertainty out there, lots of learnings for us coming here in Q2. We're excited to get through back-to-school and we'll know a lot more in August, and then we'll talk about the back half once we get there. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. And just real quick on the APAC piece. I know you know this Alex. But it's a very small piece of our business. It's probably about 3% at this point in time, but we were excited to deliver 10% net sales growth. The team is hard at work, getting close to that customer, localizing our assortments, making sure that our promotions are lined up with the calendar appropriately and we're going to continue to believe and invest in that region. Operator Our next question will be coming from Mauricio Serna of UBS. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Great. Congratulations on our results. Just a few questions for me. Maybe could you talk about in Q1, what you're seeing in terms of customer acquisition in Abercrombie, are you seeing like any new customers coming into the brand specifically age cohort or anything like that? And maybe also, could you talk about the playbook (inaudible) more details about the playbook implemented in international markets? How are you seeing that in -- like what are you doing in U.K. and Germany to drive that strong growth? And then just finally, just I was wondering like for Q2 -- sorry, for the second half of the year, are you baking any expectation of OpEx leverage considering that there's an implied slowdown in the sales guidance? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director All right. So back up to the top, Mauricio. Customer Acquisition at A&F. So there's a lot of exciting things happening in the A&F brand. And as we continue to launch all of these new concepts, we are definitely seeing new consumers coming into the brand. We saw that through 2023 as an example, with all of our licensing that we did as an example with the NFL. For the first quarter, this launch of the Wedding Shop has brought in lots of new customers. It's also opportunity to add value to the customers that we already have. It was built off an extension of the best dressed guest collection that we had already seen success in. So we are seeing exciting acquisition by customer. As we mentioned just a few minutes ago, we are investing in top of funnel, which is certainly helping to grow brand awareness. For the second question, our playbook is something that we are definitely exporting outside of North America. We had a terrific quarter in EMEA. In fact, we were just in London last week. We had my first international Board meeting in London with the team, and we're really excited about the opportunity that we see there. We are focused on U.K. and Germany and exporting that playbook and making sure that we stay close to the customer. It's about aligning that product voice and experience, which is working very well for us in North America and is now working well for us, particularly in those 2 countries. I'll hand the third question over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Give you a break. All right. So OpEx leverage in the second half. The outlook that's out there that implied outlook from our last one, there'd be minimal OpEx leverage. As we think about approaching the back half as we're coming through Q1 into Q2, we're making investments. Number one, we're keeping that inventory agile and quick and using the chase model. We're also making investments in marketing. We're making investments in stores. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

We have a good store plan here for the back half strong store plan for the back half with remodels, refreshes, new stores coming in as well as that end-to-end customer journey. So excited about the investments that we're putting into place and optimistic that will keep our growth trajectory going into the future. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Understood. And Congratulations. Operator And our next question will come from La -- excuse me, Paul Lejuez of Citi. Kelly Crago - Citigroup Inc., Research Division - VP This is Kelly for Paul. First one is for Scott. Just to follow up on the AURs. Did you say what AURs were up in the quarter? I think your plan was for flat. So just curious how AUR has performed? And any color by brand and how -- and what your assumption is for AURs for the year now? And then secondly, for Fran, I'm just curious on new customer growth at Hollister. I know previously you said Hollister was somewhat more limited by just the age range of the Hollister customer relative to ANS. Just curious if any of your thoughts have changed about what the ultimate customer acquisition opportunity is there. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO All right. Let's pick up the first one on AUR. So yes, nice growth in AUR. I didn't give a basis points impact there for Q1, but really saw AUR growth across brands. And we continue to see that mix benefit in Abercrombie. We talked about the dress shop. That launch here in the quarter, late, maybe first quarter, really nice pick up there. So we're seeing a little bit of a mix benefit in AUR. But again, that doesn't exactly flow through to gross margin. When you think about those gross margin impacts, nice pickup from just slightly reduced promotions as well as lower clearance selling. Again, we were chasing inventory throughout the quarter. The assortments have been well received, specifically that spring, summer assortment has performed well across those key categories. So we've been able to pull back promotions just a bit. So as we think about Q2 and going forward, expect to see some AUR pick up based on those trends come out of Q1 and Q2. And then for the back half, sitting here today, we'll assume moderating AUR growth in the back half, and we'll pick that up when we talk in August. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. And then just for clarity on the second question, Kelly. I think what we said was that the addressable market for Abercrombie is a bit larger than the addressable market for Hollister because it's a teen-specific consumer as opposed to now what we look at for Abercrombie, which is coming into the brand in the early 20s and staying well past their 40s. So there's always opportunity for new customers. And the fact that we are now investing increased marketing across all parts of the funnel will always help us bring new customers in. There's lots of exciting things happening within the brand. I just mentioned a few minutes ago from the top of funnel activities that we're doing through the high schools. So new customers are always an opportunity. It's just the addressable market specifically that was a bit different between the 2 brands. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes. Kelly, just to add on for Hollister. When you think about that customer, very different than the Abercrombie customer. A lot of transactions happen in store. But they start the product search online. So for us, it's about a balanced investment in store locations. Obviously, we have a lot more stores for Hollister than Abercrombie because of that fact. But we're also increasing that digital marketing for Hollister because there's so much discovery that happens with that teen before they come in store. So looking at that kind of store and rent plus marketing is our way to acquire customers in Hollister. Operator And our next question will be coming from Janet Kloppenburg of JJK Research Associates. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congratulations. It's a really nice quarter. I wondered about the -- you're comparing here still, against high promotions and clearance last year at Hollister. And I'm wondering if you expect that to be a benefit for the year. And also, when you think about the international business, I think that you're in early innings there in terms of recovery trend. So I wondered if you thought that comps could be maintained at the kind of level we saw in the first quarter. And just lastly, on brand extensions with The Wedding Dress Shop do you see opportunities for additional brand extensions at both brands as we look forward? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Janet, let me get the first 1 out of the way. So when you think about those promos at Hollister, yes, if we look back into history, that brand was over-inventoried coming through 2022 after we saw that drop off in kind of the mid-2022 range. we cleared through most of that in 2022, a little bit of an overhang there in Q1 of '23. So got that benefit here in Q1 of 2024. And that benefit moderates as we go forward, I would say, like I just said, in kind of second quarter, we'll see some benefit. We're going to assume it's going to moderate in the back half. The great thing is like kind of bringing it current and into the present. All brands are chasing. We're chasing into the summer at this point in late summer into back-to-school. It's an exciting place to be for each brand, and that gives us the chance to hold the AUR or maybe get some growth. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. Regarding the International business, sorry, we're very excited to report, obviously, nice progress in both APAC and EMEA. We've talked for a few quarters now actually for a couple of years now about building those teams, and we're really building the muscle. Exploring this playbook is working. The opportunity to start investing in marketing is working. And all of the comps of that is built into the outlook that we put out today. And then regarding brand extensions, I mean, that is what we do. The team is busy and hard at work always listening to the customer, trying to see what opportunities are out there. That The Wedding Dress Shop is clearly an opportunity that came from our customer telling us that they spend long weekends away with their friends. I mean these weddings have become 2, 3, 4-day events where they need outfits throughout the weekend for that. We're providing those now actually for both men and women, which is exciting. So we're going to continue to stay focused on listening to them and hearing what the opportunities are, and there will certainly be new things as we move ahead. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call

Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Okay. One more, if I could. Scott, I was wondering is there an outlook given -- the sales acceleration for the back half, is there an outlook for SG&A to leverage in that? I know you said for the year, it could leverage. What would that pace look like in the back half of the year? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes. At this point, with the implied outlook out there, we wouldn't see much SG&A leverage in the back half. It would be more front half weighted. Obviously, the growth rate is higher here in the front half versus that implied in the back half. So a lot of that full year leverage would come from the front half. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President But not deleverage in the back half? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP, COO & CFO Yes, we'll see. We'll kind of bounce around leverage, deleverage, basis points here and there. Operator I would now like to turn the conference back to Fran for closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, everyone, for joining the call today, and we look forward to providing some more updates in the future. Operator And this concludes today's conference call. Thank you for participating. You may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2024, Refinitiv. All Rights Reserved. 15986517-2024-05-29T16:21:47.123 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2024 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MAY 29, 2024 / 12:30PM, ANF.N - Q1 2024 Abercrombie & Fitch Co Earnings Call